Exhibit 1.1

EQT GP Holdings, LP

Common Units

Representing Limited Partner Interests

FORM OF UNDERWRITING AGREEMENT

May       , 2015

BARCLAYS CAPITAL INC.
GOLDMAN, SACHS & CO.

As Representatives of the several Underwriters,

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

EQT Gathering Holdings, LLC, a Delaware limited liability company (the “Selling Unitholder”) and indirect wholly owned subsidiary of EQT Corporation, a Delaware corporation (“EQT”), proposes to sell to the underwriters named in Schedule I attached hereto (the “Underwriters”), for whom Barclays Capital Inc. and Goldman, Sachs & Co. are acting as representatives (the “Representatives”), an aggregate of 20,000,000 common units (the “Firm Units”), representing limited partner interests (the “Common Units”) in EQT GP Holdings, LP, a Delaware limited partnership (the “Partnership”). In addition, the Selling Unitholder proposes to grant to the Underwriters an option to purchase up to 3,000,000 additional Common Units (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively referred to as the “Units.” The Units are described in the Prospectus, which is referred to below.

This Underwriting Agreement (the “Agreement”) is to confirm the agreement among the Selling Unitholder, the Partnership, EQT GP Services, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner” and together with the Partnership, the “Partnership Parties”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Selling Unitholder by the Underwriters.

Following the completion of the Transactions (as defined below), the Partnership owns (i) 100% of the equity interests of EQT Midstream Services, LLC, a Delaware limited liability company (“EQM GP”), which in turn owns a 2% general partner interest and all of the incentive distribution rights in EQT Midstream Partners, LP (“EQM”), a Delaware limited partnership the common units of which are traded on the New York Stock Exchange (the “NYSE”), and (ii) 21,811,643 EQM common units, representing a 30.2% limited partner interest in EQM. EQM directly or indirectly owns 100% of the equity interests in EQT Midstream Finance Corporation, a Delaware corporation (“Finance Corp”), Equitrans Services, LLC, a Delaware limited liability company (“Equitrans Services”), Equitrans, L.P., a Pennsylvania

limited partnership (“Equitrans”), EQM Gathering Holdings, LLC, a Delaware limited liability company (“EQM Holdings”), EQM Gathering Opco, LLC, a Delaware limited liability company (“EQM Gathering”), Equitrans Investments, LLC, a Delaware limited liability company (“Equitrans Investments”) and MVP Holdco, LLC, a Delaware limited liability company (“MVP Holdco”) that owns a 55% membership interest in Mountain Valley Pipeline, LLC, a Delaware limited liability company and joint venture with affiliates of each of NextEra Energy, Inc., WGL Holdings, Inc. and Vega Energy Partners, Ltd. (“MVP Joint Venture”). Finance Corp, Equitrans Services, Equitrans, EQM Holdings, EQM Gathering, Equitrans Investments and MVP Holdco are collectively referred to herein as the “Operating Subsidiaries.” EQM and the Operating Subsidiaries are collectively referred to as the “EQM Entities.” The Partnership Parties, EQM GP and the EQM Entities are collectively referred to as the “EQGP Entities.” “Organizational Documents” shall mean the applicable articles of incorporation, certificate of limited partnership, certificate of formation or other charter document and bylaws, limited liability company agreement, partnership agreement or other operating agreement of the EQGP Entities or the Selling Unitholder, as the case may be, including as applicable, the agreement of limited partnership of the Partnership (the “Partnership Agreement”), the limited liability company agreement of the General Partner (the “General Partner LLC Agreement”), the limited liability company agreement of EQM GP (the “EQM GP LLC Agreement”), and the agreement of limited partnership of EQM (the “EQM Partnership Agreement”).

In connection with the proposed offering of Units (the “Offering”), the Partnership and the Selling Unitholder have arranged for Fidelity Brokerage Services LLC and Fidelity Capital Markets, a division of National Financial Services LLC (collectively, the “DUP Manager”), to administer a directed unit program (the “Directed Unit Program”), under which up to 1,125,000 Firm Units, or up to approximately 6.0% of the Firm Units to be purchased by the Underwriters (the “Reserved Units”), shall be reserved for sale by the DUP Manager at the initial public offering price to the officers, directors and employees of EQT and its affiliates, including the General Partner, and certain other persons having a relationship with the Partnership, as designated by the Partnership and the Selling Unitholder (the “Directed Unit Participants”), as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations.  The number of Units available for sale to the general public will be reduced to the extent the Directed Unit Participants purchase Reserved Units. Any Reserved Units not orally confirmed for purchase by any Directed Unit Participants by 8:00 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.  The Partnership and the Selling Unitholder have supplied the DUP Manager with the names, addresses and telephone numbers of the individuals or other entities that the Partnership and the Selling Unitholder have designated to be participants in the Directed Unit Program.  It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-202053) under the Securities Act, including a prospectus, relating to the Units. In addition, amendments to such registration statement have been prepared and filed with the Commission in accordance with the Securities Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement on Form S-1 (File No. 333-202053), as amended at the time of such registration statement’s effectiveness for purposes of Section 10 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed, pursuant to Rule 430A or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any additional registration statement filed pursuant to Rule 462(b) under the Securities Act.

The Partnership has furnished to the Representatives, for use by the Underwriters and by dealers in connection with the Offering, copies of one or more preliminary prospectuses relating to the Units.  Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Securities Act, in each case in the form furnished by the Partnership to the Representatives for use by the Underwriters and by dealers in connection with the Offering.

“Issuer Free Writing Prospectus,” as used herein, means each document listed on Schedule III attached hereto, each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the Offering that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”) and any other “free writing prospectus” (as defined in Rule 405 under the Securities Act) to which the Representatives provide their prior consent.

“Pricing Disclosure Package,” as used herein, means, as of 4:30 P.M. (New York City time) on the date of this Agreement (the “Applicable Time”), the most recent Preliminary Prospectus together with each Issuer Free Writing Prospectus (other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Securities Act), if any, and the information set forth on Schedule IV attached hereto.

As used herein, “business day” means a day on which the NYSE is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Partnership has prepared and filed, in accordance with Section 11 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder

(collectively, the “Exchange Act”), with the Commission a registration statement on Form 8-A (File No.              ) (as amended, the “Exchange Act Registration Statement”) to register the class of securities consisting of the Units under the Exchange Act.

Prior to the date hereof, the following transactions (the “Formation Transactions”) occurred:

1.                                      The Selling Unitholder formed the Partnership and contributed $1,000 to the Partnership in exchange for all of the limited partner interests in the Partnership.

2.                                      The Selling Unitholder formed the General Partner, contributed $1,000 to the General Partner in exchange for all of the membership interests in the General Partner and caused the non-economic general partner interest in the Partnership to be issued to the General Partner.

It is further understood and agreed by all parties that the following transactions (the “Offering Transactions”) have occurred or will occur in connection with the Offering prior to the Initial Delivery Date (as defined below):

1.                                      The Partnership, the General Partner and the other affiliates thereof that are parties thereto have entered into (i) that certain Contribution, Conveyance and Assumption Agreement, filed as Exhibit 10.1 to the Registration Statement, (ii) that certain Merger Agreement, filed as Exhibit 10.6 to the Registration Statement and (iii) that certain Contribution, Conveyance and Assumption Agreement, filed as Exhibit 10.7 to the Registration Statement, each relating to the Offering Transactions (collectively, the “Contribution Agreements”).

2.                                      EQT Gathering, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Selling Unitholder, distributed its interest in EQM Midstream Investments, LLC (“EQM LP”) and EQM GP to the Selling Unitholder.

3.                                      EQM LP merged with and into the Partnership, resulting in the Partnership’s ownership of 21,811,643 EQM common units, representing a 30.2% limited partner interest in EQM.

4.                                      The Selling Unitholder contributed its interest in EQM GP to the Partnership, resulting in the Partnership’s ownership of 100% of the interests in EQM GP which owns 1,443,015 general partner units in EQM, and all of EQM’s incentive distribution rights.

5.                                      The Selling Unitholder contributed a 0.1% limited partner interest in the Partnership to EQT GP Corporation, a Delaware corporation and a wholly owned subsidiary of the Selling Unitholder.

6.                                      Concurrently with the closing of the Offering, the public, through the Underwriters, will purchase from the Selling Unitholder the Firm Units, representing a 7.5% limited partner interest in the Partnership, for $        per unit.

7.                                      The agreement of limited partnership of the Partnership shall be amended and restated substantially in the form of Exhibit 3.2 to the Registration Statement. The limited liability company agreement of the General Partner shall be amended and restated substantially in the form of Exhibit 3.4 to the Registration Statement. The Partnership, the General Partner and EQT shall have entered into an omnibus agreement (the “Omnibus Agreement”) substantially in the form of Exhibit 10.2 to the Registration Statement.

References herein to the “Transactions” shall mean the Formation Transactions and the Offering Transactions, collectively, and references herein to the “Transaction Documents” shall mean the Contribution Agreements and the Omnibus Agreement.

1.                                      Representations, Warranties and Agreements of the Partnership Parties.  Each of the Partnership Parties, jointly and severally, represents, warrants and agrees that:

(a)                                 Effectiveness of Registration Statement. The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; and the Exchange Act Registration Statement has become effective as provided in Section 11 of the Exchange Act.

(b)                                 No Stop Order.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, if any, has been issued under the Securities Act and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of such Partnership Party, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of such Partnership Party, threatened by the Commission.

(c)                                  Partnership Not an Ineligible Issuer. At the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, the Partnership was not and is not on the date hereof and will not be at any Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d)                                 No Material Misstatements or Omissions in Registration Statement or Prospectus.  At the Effective Time, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on each Delivery Date, the Prospectus will, comply in all material respects with the applicable requirements of the Securities Act; at the Effective Time and at the Applicable Time, the Registration Statement did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on each Delivery Date, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus, which information is specified in Section 9(c).

(e)                                  No Material Misstatements or Omissions in Pricing Disclosure Package.  As of the Applicable Time, (i) the Pricing Disclosure Package, and (ii) each Issuer Free Writing Prospectus, when taken together as a whole with the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(c).

(f)                                   Projections.  Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(g)                                  Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act.  Neither the Partnership nor the DUP Manager has made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule III hereto. The Partnership has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act.

(h)                                 Formation of the EQGP Entities. Each of the EQGP Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with all requisite power and authority (i) in the case of the Partnership Parties, to enter into and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby and (ii) in the case of each EQGP Entity that is a party to a Transaction Document, to execute and deliver such Transaction Document and consummate the transactions contemplated thereby. Each of the EQGP Entities has all requisite power and authority to own or lease and to operate its properties currently owned or leased or to be owned or leased on each Delivery Date and conduct its business as currently conducted or to be conducted on each Delivery Date, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires, or on each Delivery Date will require, such qualification, except where the failure to be so qualified would not reasonably be likely to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the EQGP Entities, taken as a whole (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(i)                                     Power and Authority of General Partner.  The General Partner has, and on each Delivery Date will have, all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)                                    Ownership of General Partner Interest. The General Partner is, and after giving effect to the transactions contemplated by this Agreement and the Transaction Documents will be, the sole general partner of the Partnership. After giving effect to the Transactions, the General Partner will own a non-economic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been, and on each Delivery Date will be, duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns, and on each Delivery Date will own, such General Partner Interest free and clear of all liens, encumbrances, security interests, pledges, mortgages or restrictions on transfer (“Liens”) except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)                                 Ownership of Common Units.  Prior to the Initial Delivery Date, the Selling Unitholder and EQT GP Corporation own Common Units, representing an approximate 99.9% and 0.1% limited partner interest in the Partnership, respectively; all of such Common Units have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the Selling Unitholder and EQT GP Corporation own such Common Units free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. As of the Initial Delivery Date, 266,165,000 Common Units, including Common Units owned by the public unitholders, will be the only limited partner interests in the Partnership outstanding (assuming no Option Units are issued as of the Initial Delivery Date).

(l)                                     Capitalization of EQM and Ownership of the EQM Units and EQM IDRs.  EQM currently has, and as of the Initial Delivery Date EQM will have, no limited partner interests outstanding other than the following: 70,707,706 common units representing limited partner interests in EQM (the “EQM Common Units”), including 48,896,063 EQM Common Units owned by the public unitholders and 21,811,643 EQM Common Units owned by the Partnership.  The Partnership owns (i) 21,811,643 EQM Common Units, representing a 30.2% limited partner interest, and (ii) 100% of the interests in EQM GP, which owns (A) 1,443,015 general partner units in EQM, representing a 2.0% general partner interest (the “EQM GP Units” and collectively with the EQM Common Units owned by the Partnership, the “EQM Units”) and (B) all of the Incentive Distribution Rights (as such term is defined in the EQM Partnership Agreement, the “EQM IDRs”); all of such EQM Units and EQM IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the EQM Partnership Agreement, and are fully paid (to the extent required under the EQM Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns its EQM Common Units and EQM GP owns the EQM GP Units and the EQM IDRs, in each case free and clear of all Liens except for restrictions on transferability contained in the EQM Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m)                             Ownership of Certain EQM Entities and the MVP Joint Venture.

(i)                                     EQM owns all of the issued and outstanding membership interests of Equitrans Investments; such membership interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, and are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and EQM owns such membership interests free and clear of all Liens except for (A) restrictions on transferability contained in the limited liability company agreement of Equitrans Investments or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) Liens created or arising under that certain Amended and Restated Credit Agreement, dated as of February 18, 2014 among EQM, certain subsidiaries of EQM, Wells Fargo Bank, National Association, as administrative agent, swing line lender and L/C issuer, and the other L/C issuers and lenders party thereto (as amended and modified, the “EQM Credit Agreement”);

(ii)                                  Equitrans Investments owns all of the membership interests in Equitrans Services and a 97.25% limited partner interest in Equitrans; all of such equity interests have been duly and validly authorized and issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in Equitrans Services’ limited liability company agreement or the Fourth Amended and Restated Limited Partnership Agreement of Equitrans, as applicable, or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) Liens created or arising under the EQM Credit Agreement;

(iii)                               Equitrans Services owns a 2.75% general partner interest in Equitrans; all of such equity interests have been duly and validly authorized and issued in accordance with the applicable Organizational Documents; and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the Fourth Amended and Restated Limited Partnership Agreement of Equitrans or as described in the Registration Statement, the Pricing

Disclosure Package and the Prospectus and (B) Liens created or arising under the EQM Credit Agreement;

(iv)                              EQM owns all of the shares of capital stock of Finance Corp; all of such shares of capital stock have been duly and validly authorized and issued in accordance with the applicable Organizational Documents; and such shares of capital stock are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) Liens created or arising under the EQM Credit Agreement;

(v)                                 EQM owns all of the membership interests in EQM Holdings; all of such equity interests have been duly and validly authorized and issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) Liens created or arising under the EQM Credit Agreement;

(vi)                              EQM Holdings owns all of the membership interests in EQM Gathering; all of such equity interests have been duly and validly authorized and issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) Liens created or arising under the EQM Credit Agreement;

(vii)                           EQM owns all of the membership interests in MVP Holdco; all of such equity interests have been duly and validly authorized and issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) Liens created or arising under the EQM Credit Agreement; and

(viii)                        MVP Holdco owns a 55% membership interest in the MVP Joint Venture; all of such equity interests have been duly and validly authorized and issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for restrictions on transferability contained in the applicable Organizational Documents or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)                                 No Other Subsidiaries of the EQM Entities. Other than (i) EQM GP’s ownership of the 2.0% general partner interest in EQM and all of the EQM IDRs, (ii) EQM’s ownership of 100% of Equitrans Investments and Finance Corp, (iii) Equitrans Investments’ 100% ownership of Equitrans Services, (iv) Equitrans Investments’ and Equitrans Services’ ownership of a 97.25% limited partner interest and a 2.75% general partner interest, respectively, in Equitrans, (v) EQM’s ownership of 100% of EQM Holdings, (vi) EQM Holdings’ 100% ownership of EQM Gathering, (vii) EQM’s 100% ownership of MVP Holdco, (viii) MVP Holdco’s 55% ownership interest in the MVP Joint Venture and (ix) EQM’s ownership of Class B Units of EQT Energy Supply, LLC, none of the EQM Entities own or will own, on each Delivery Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(o)                                 No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such rights as have been effectively waived, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the EQGP Entities or (ii) outstanding options or warrants to purchase any securities of the EQGP Entities.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership. The Units to be sold by the Selling Unitholder will be sold in compliance with federal and state securities laws.

(p)                                 Authority and Authorization of this Agreement. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.  This Agreement has been duly and validly authorized, executed and delivered by each of the Partnership Parties.

(q)                                 Authority and Authorization of the Partnership Operative Documents.  At or before the Initial Delivery Date:

(i)                                     The General Partner LLC Agreement will be duly authorized, validly executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of the parties thereto, enforceable against each of such parties in accordance with its terms;

(ii)                                  The Partnership Agreement will be duly authorized, validly executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of the parties thereto, enforceable against each of such parties in accordance with its terms; and

(iii)                               Each of the Transaction Documents will be duly authorized, validly executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of the parties thereto, enforceable against each of such parties in accordance with its terms;

provided, however, that with respect to each agreement described in this Section 1(q), the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

The General Partner LLC Agreement, the Partnership Agreement and the Transaction Documents are herein collectively referred to as the “Partnership Operative Documents.”

(r)                                    No Conflicts. None of (i) the execution, delivery and performance of this Agreement and the Partnership Operative Documents by the EQGP Entities party hereto and thereto or (ii) the consummation of any other transactions contemplated by this Agreement or the Partnership Operative Documents (A) conflicts or will conflict with or constitutes or will constitute a violation of any Organizational Document of any of the EQGP Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the EQGP Entities (other than Liens created under the EQM Credit Agreement) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the EQGP Entities is a party or by which any of them or any of their respective properties may be bound or (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the EQGP Entities or any of their properties in a proceeding to which any of them or their property is a party, except, in the case of clauses (B) and (C), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the EQGP Entities to consummate the transactions contemplated by this Agreement and the Partnership Operative Documents, as applicable (including the Transactions).

(s)                                   No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the EQGP Entities or any of their properties or assets is required in connection with (i) the execution, delivery and performance of this Agreement or the Partnership Operative Documents by any EQGP Entity party hereto or thereto or (ii) the consummation of the transactions contemplated by this Agreement or the Partnership Operative Documents by the EQGP Entities party hereto or thereto, other than (A) registration of the Units under the Securities Act, which has been effected, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (C) any necessary qualification under the rules and regulations of FINRA,

(D) consents that have been, or prior to each Delivery Date will be, obtained, and (E) consents that, if not obtained, would not reasonably be likely to have a Material Adverse Effect or materially impair the ability of any of the EQGP Entities to consummate the transactions contemplated by this Agreement and the Partnership Operative Documents (including the Transactions), or perform its obligations under this Agreement and the Partnership Operative Documents, as applicable (including the Transactions).

(t)                                    No Defaults.  None of the EQGP Entities is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the EQGP Entities is a party relating to the Assets (as defined below) or the operation thereof or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the EQGP Entities or any of their properties, as applicable, except, in the case of clauses (ii) and (iii), where such breaches, violations, defaults or Liens, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect or materially impair the ability of the EQGP Entities to consummate the transactions contemplated by this Agreement and the Partnership Operative Documents, as applicable (including the Transactions).

(u)                                 Conformity of Units to Description.  The Units, when delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v)                                 No Labor Dispute.  No labor problem or dispute with the employees of any of the EQGP Entities exists or, to the knowledge of the Partnership Parties, is threatened, that would reasonably be likely to have a Material Adverse Effect.

(w)                               Financial Statements.  The historical financial statements and schedules of the Partnership (or the predecessor to the Partnership together with its consolidated subsidiaries (the “Predecessor”)) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial condition, results of operations and cash flows of the Partnership or Predecessor, as applicable, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary historical financial and operating information set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived, unless expressly noted otherwise. The other financial information of the Partnership, including non-GAAP financial measures, if any, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership and fairly presents in all material respects the information purported to be shown thereby. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so included as required; the Partnership does not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(x)                                 Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (excluding the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—EQT GP Holdings, LP Unaudited Pro Forma Cash Available for Distribution for the Twelve Months Ended March 31, 2015 and the Year Ended December 31, 2014” and in the related notes) comply as to form in all material respects with the applicable accounting requirements of Regulations S-X and G of the Securities Act, the Exchange Act, Item 10 under Regulation S-K and Financial Interpretation No. 46 and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The assumptions and forecasts underlying the pro forma information set forth under the captions “Our Cash Distribution Policy and Restrictions on Distributions—EQT GP Holdings, LP Unaudited Pro Forma Cash Available for Distribution for the Twelve Months Ended March 31, 2015 and the Year Ended December 31, 2014” and in the related notes in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any similar information, if any, contained in any Issuer Free Writing Prospectus) are, in the informed judgment of management of the Partnership Parties, reasonable.

(y)                                 Independent Registered Public Accounting Firm.  Ernst & Young LLP, who has certified certain financial statements of the Partnership and the Predecessor and their consolidated subsidiaries (including the related notes thereto) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Partnership and the Predecessor as required by the Securities Act and the Public Company Accounting Oversight Board.

(z)                                  Litigation. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no action, suit, proceeding or inquiry by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the EQGP Entities or their property is pending or, to the knowledge of the Partnership Parties, threatened or contemplated, that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any EQGP Entity to consummate the transactions contemplated by this Agreement or the Partnership Operative Documents, as applicable, (including the Transactions) or are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required.

(aa)                          Title to Properties. On each Delivery Date, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect:

(i)                                     the EQGP Entities will have (A) good and indefeasible title to all real property (exclusive of rights-of-way, as hereinafter defined) owned by them and (B) good title to all personal property owned by them, in each of cases (A) and (B) as such properties are described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, free and clear of all Liens, except as are created or arise under the EQM Credit Agreement; and

(ii)                                  all land, buildings and other improvements, and all equipment and other personal property, to be held under lease or sublease by any of the EQGP Entities, will be held by them under valid and subsisting leases or subleases, as the case may be, with such exceptions as do not materially interfere with the use made or proposed to be made of such property, buildings or other improvements by the EQGP Entities, as such uses are described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(bb)                          Rights of Way.  Each of the EQGP Entities has, and on each Delivery Date will have, such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain, would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; and each of the EQGP Entities will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way except for such revocations, terminations and impairments that would not reasonably be likely to have a Material Adverse Effect.

(cc)                            Possession of Licenses and Governmental Permits.  Each of the EQGP Entities possesses, and on each Delivery Date will possess, such permits, licenses, patents, certificates of need, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign governments or regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus except for such Governmental Licenses, the failure of which to obtain would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; the EQGP Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; and to the knowledge of the Partnership Parties, none of the EQGP Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be likely to have a Material Adverse Effect.

(dd)                          Tax Returns. Each of the EQGP Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, other than certain state and local tax returns as to which the failure to file would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and has timely paid all taxes shown to be due pursuant to such returns other than (i) those currently being contested in good faith for which adequate reserves have been established or (ii) those which, if not paid, would not reasonably be likely to have a Material Adverse Effect.

(ee)                            Insurance. The EQGP Entities are, and on each Delivery Date will be, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the EQGP Entities or their respective businesses, assets, employees, officers and directors will be in full force and effect; and the EQGP Entities will be in compliance with the terms of such policies and instruments in all material respects.

(ff)                              Distribution Restrictions.  No EQGP Entity is, and on each Delivery Date no EQGP Entity will be, prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other EQGP Entity or from transferring any of its property or assets to the Partnership or any other EQGP Entity, except as described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(gg)                            Environmental Laws.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect:

(i)                                     with respect to the ownership and operation of the assets that are owned and operated by the EQGP Entities (the “Assets”), none of the EQGP Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to protection of the environment, human health (to the extent relating to exposure to Hazardous Materials) or wildlife, or to pollution or contamination of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”);

(ii)                                  with respect to the ownership of the Assets, the EQGP Entities have, and on each Delivery Date will have, all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements;

(iii)                               with respect to the ownership of the Assets, to the Partnership Parties’ knowledge, no EQGP Entities have received written notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the EQGP Entities; and

(iv)                              with respect to the ownership and operation of the Assets, the Partnership Parties are not aware of any event or circumstance that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the EQGP Entities relating to Hazardous Materials or any Environmental Laws.

In the ordinary course of their business, the EQGP Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the EQGP Entities have concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, except as described in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(hh)                          Intellectual Property. The EQGP Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the operations of the Assets as now conducted or as proposed in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(ii)                                  Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any EQGP Entity, on the one hand, and the directors, officers, unitholders, stockholders, affiliates, customers or suppliers of any EQGP Entity, on the other hand, that is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and is not so described.

(jj)                                ERISA. On each Delivery Date, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be likely to have a Material Adverse Effect, (i) the EQGP Entities will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) will have occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any EQGP Entities would have any liability, excluding any reportable event for which a waiver could apply; (iii) no EQGP Entity will have incurred, nor will any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which any EQGP Entity would have any liability that is intended to be qualified under Section 401(a) of the Code will be the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Parties, nothing will have occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no EQGP Entities have incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which any EQGP Entity would reasonably be expected to be liable.

(kk)                          No Changes. Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the EQGP Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be likely to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of this Agreement and the Partnership Operative Documents and the transactions contemplated hereby and thereby (including the Transactions). Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the EQGP Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by any EQGP Entity, in each case other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ll)                                  Description of Contracts; Filing of Exhibits.  The information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement of EQT GP Holdings, LP,” “EQT Midstream Partners, LP’s Cash Distribution Policy,” “The Partnership Agreement of EQT Midstream Partners, LP,” and “Material Federal Income Tax Considerations” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of any terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the EQGP Entities is a party are accurate in all material respects.  There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described, filed or incorporated by reference as required (and the Pricing Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(mm)                  Sarbanes-Oxley Act of 2002.  At the Effective Time, the Partnership and, to the knowledge of the Partnership, the officers and directors of the General Partner, in their capacities as such were, and on each Delivery Date, will be, in compliance in all respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(nn)                          Investment Company. None of the EQGP Entities is now, and immediately following each Delivery Date and, after giving effect to the offer and sale of the Units hereunder and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(oo)                          No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any EQGP Entity and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(pp)                          Internal Controls. The Partnership maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Partnership and its subsidiaries’ internal accounting controls are effective and neither of the Partnership Parties is aware of any material weakness in their internal accounting controls.

(qq)                          Disclosure Controls and Procedures. The Partnership has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(rr)                                No Broker’s Fees. Except pursuant to this Agreement or in connection with the Directed Unit Program, none of the EQGP Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(ss)                              No Integration. The Partnership has not sold or issued any securities that would be integrated with the Offering.

(tt)                                Market Stabilization. None of the EQGP Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(uu)                          NYSE Listing. The Units have been approved for listing on the NYSE, subject only to official notice of issuance.

(vv)                          No Distribution of Other Offering Materials. Neither the EQGP Entities nor the DUP Manager has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, neither the EQGP Entities nor, to the knowledge of the Partnership Parties, the DUP Manager will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 5(a)(v)5(vi) and any Issuer Free Writing Prospectus set forth on

Schedule III hereto and, in connection with the Directed Unit Program, the enrollment materials prepared by the DUP Manager on behalf of the Partnership.

(ww)                      No Unlawful Payment. No EQGP Entity nor, to the knowledge of either of the Partnership Parties, any director, officer, agent, employee or affiliate of any EQGP Entity, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The EQGP Entities and, to the knowledge of each Partnership Party, their affiliates have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xx)                          Money Laundering Laws.  The operations of the EQGP Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the EQGP Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any EQGP Entity with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of either of the Partnership Parties, threatened.

(yy)                          No Conflicts with Sanctions Laws.  No EQGP Entity nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Parties is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region).  The EQGP Entities have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(zz)                            Directed Unit Program. None of the Reserved Units distributed in connection with the Directed Unit Program will be offered or sold outside of the United States. Neither of the Partnership Parties has offered, or caused the DUP Manager to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of an EQGP Entity to alter the customer’s or supplier’s level or type of business with an EQGP Entity or (ii) a trade journalist or publication to write or publish favorable information about an EQGP Entity, its business or its products.

(aaa)                   Lending Relationship.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no EQGP Entity has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters.

(bbb)                   Private Placement.  Each of the Formation Transactions and Offering Transactions (other than the Offering) was exempt from the registration requirements of the Securities Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the EQGP Entities has taken or will take any action that would cause the loss of such exemption.

(ccc)                      Statistical and Market-Related Data. All statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ddd)                   FINRA.  To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the officers or directors of the General Partner or the holders of 5% or greater of the Common Units, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Any certificate signed by any officer of the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to each Underwriter.

2.                                      The Selling Unitholder represents, warrants and agrees that:

(a)                                 No Use of Free Writing Prospectus.  Neither the Selling Unitholder nor any person acting on behalf of the Selling Unitholder (other than, if applicable, the Partnership and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Units.

(b)                                 Title to Offered Units.  The Selling Unitholder has, and immediately prior to any Delivery Date on which the Selling Unitholder is selling Units, the Selling Unitholder will have, good and marketable title to the Units to be sold by the Selling Unitholder hereunder on such Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all Liens.

(c)                                  Valid Issuance of the Units.  The Units to be purchased by the Underwriters from the Selling Unitholder have been duly authorized and validly issued by the Partnership and, when delivered by the Selling Unitholder pursuant to this Agreement against payment of the consideration set forth on each Delivery Date, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(d)                                 Authority and Authorization.  The Selling Unitholder has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization with all requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and each Partnership Operative Document to which it is a party, including its obligation to sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. This Agreement and each Partnership Operative Document to which the Selling Unitholder is a party has been duly authorized, executed and delivered by the Selling Unitholder, and each Partnership Operative Document to which the Selling Unitholder is a party is a valid and legally binding agreement of the Selling Unitholder enforceable against it in accordance with its terms. On each Delivery Date, all limited liability company action required to be taken by the Selling Unitholder or any of its members for the authorization of the sale and delivery of the Units, the execution and delivery of this Agreement and the Transaction Documents, to the extent party thereto, and the consummation of the transactions contemplated hereby and thereby, shall have been validly taken.

(e)                                  Underwriters’ Interest in the Offered Units.  The Units to be sold by the Selling Unitholder hereunder are subject to the interest of the Underwriters, and the obligations of the Selling Unitholder hereunder shall not be terminated by any act of the Selling Unitholder, by operation of law or the occurrence of any other event.

(f)                                   Underwriters Are Protected Purchasers.  Upon payment for the Units to be sold by the Selling Unitholder, delivery of such Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Units in the name of Cede or such other nominee and the crediting of such Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor the Underwriters have notice of any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) to such Units), (i) DTC shall be a “protected purchaser” of such Units within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Units, and (iii) an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement.  For purposes of this representation, the Selling Unitholder may assume that when such payment, delivery and crediting occur, (x) such Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s registry in accordance with the Partnership Agreement and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g)                                  Information Concerning the Partnership.  The Selling Unitholder is not prompted to sell Units by any information concerning the Partnership that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)                                 No Violation of Internal Policies.  The sale of the Common Units by the Selling Unitholder does not violate any of the Partnership’s internal policies regarding the sale of Units by its affiliates.

(i)                                     No Conflicts with Sanctions Laws.  The Selling Unitholder will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(j)                                    No Conflicts.  None of (i) the offering or sale by the Selling Unitholder of the Units, (ii) the execution, delivery and performance of this Agreement and the Partnership Operative Documents by the Selling Unitholder, (iii) the consummation of any other transactions contemplated by this Agreement or any Partnership Operative Document to which the Selling Unitholder is a party or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreement or certificate of formation of the Selling Unitholder, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of the Selling Unitholder under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Unitholder is a party or by which it or any of its properties may be bound or (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over the Selling Unitholder or any of its properties in a proceeding to which the Selling Unitholder or its property is a party, except, in the case of clauses (B) and (C), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Selling Unitholder to consummate the transactions contemplated by this Agreement and the Partnership Operative Documents, as applicable (including the Transactions).

(k)                                 No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over the Selling Unitholder or any of its properties or assets is required in connection with (i) the offering or sale by the Selling Unitholder of the Units, (ii) the execution, delivery and performance of this Agreement or the Partnership Operative Documents by the Selling Unitholder, (iii) the consummation of the transactions contemplated by this Agreement or the

Partnership Operative Documents by the Selling Unitholder or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than (A) registration of the Units under the Securities Act, which has been effected, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (C) any necessary qualification under the rules and regulations of FINRA, (D) consents that have been, or prior to each Delivery Date will be, obtained, and (E) consents that, if not obtained, would not reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Selling Unitholder to consummate the transactions contemplated by this Agreement and the Partnership Operative Documents (including the Transactions), or perform its obligations under this Agreement and the Partnership Operative Documents, as applicable (including the Transactions).

(l)                                     No Defaults.  The Selling Unitholder is not in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Unitholder is a party relating to the Assets or the operation thereof or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over the Selling Unitholder or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), where such breaches, violations, defaults or Liens, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Selling Unitholder to consummate the transactions contemplated by this Agreement and the Partnership Operative Documents, as applicable (including the Transactions).

(m)                             Litigation.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no action, suit, proceeding or inquiry by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving the Selling Unitholder or its property is pending or, to the knowledge of the Selling Unitholder, threatened or contemplated, that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Selling Unitholder to consummate the transactions contemplated by this Agreement or the Partnership Operative Documents, as applicable, (including the Transactions) or are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required.

(n)                                 Lending Relationship.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Selling Unitholder (i) has no material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

Any certificate signed by any officer of the Selling Unitholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Selling Unitholder, as to matters covered thereby, to each Underwriter.

3.                                      Purchase of the Units by the Underwriters.  On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Selling Unitholder agrees to sell 20,000,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Units, as the Representatives may determine.

In addition, the Selling Unitholder grants to the Underwriters an option to purchase up to 3,000,000 additional Option Units, severally and not jointly. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the Offering. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Option Units is $           per Unit.

The Selling Unitholder is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

4.                                      Delivery of and Payment for the Units.  Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Selling Unitholder.  This date and time are sometimes referred to as the “Initial Delivery Date”.  Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Units being sold by the Selling Unitholder to or upon the order of the Selling Unitholder of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Unitholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Selling Unitholder shall deliver the Firm Units through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership and the Selling Unitholder by the Representatives; provided, however, that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of

Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time the Option Units are delivered is sometimes referred to as an “Option Units Delivery Date”, and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Selling Unitholder and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Selling Unitholder.  On each Option Units Delivery Date, the Selling Unitholder shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Option Units being sold by the Selling Unitholder to or upon the order of the Selling Unitholder of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Unitholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Selling Unitholder shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5.                                      Further Agreements of the Partnership Parties and the Underwriters.

(a)                                 The Partnership Parties, jointly and severally, hereby agree:

(i)                                     To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing

Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)                                  To furnish (or otherwise make available) promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iii)                               To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(iv)                              Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(v)                                 Not to make or permit the DUP Manager to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vi)                              To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(vii)                           As soon as practicable after the Effective Time (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Time is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(viii)                        Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided, however, that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(ix)                              For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or would reasonably be likely to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership Parties or any officer or director of the General Partner) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, in each case without the prior written consent of the Representatives, on behalf of the Underwriters, and to cause each officer, director and unitholder of the Partnership and General Partner set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The restrictions contained in the preceding sentence shall not apply to the issuance by the Partnership of equity awards pursuant to the EQT GP Services, LLC 2015 Long-Term Incentive Plan and the Partnership may file a registration statement on Form S-8 relating to such plan.  Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, agree to not require such extension in writing.

(x)                                 If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the General Partner and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as the Representatives may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xi)                              To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xii)                           If the Selling Unitholder elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiii)                        The Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xiv)                       The Partnership will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b)                                 Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided, however, that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.                                      Further Agreements of the Selling Unitholder.  The Selling Unitholder agrees:

(a)                                 Neither the Selling Unitholder nor any person acting on behalf of the Selling Unitholder (other than, if applicable, the Partnership and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Units;

(b)                                 To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Unitholder is a non-United States person) or Form W-9 (if the Selling Unitholder is a United States person);

(c)                                  To apply the net proceeds from the sale of the Units being sold by the Selling Unitholder substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds”; and

(d)                                 To do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

7.                                      Expenses.  The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, sale and delivery of the Units and any stamp duties or other taxes payable in connection therewith, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (f) any required review by the FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (g) the listing of the Units on the NYSE and/or any other exchange; (h) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(viii) and the preparation, printing and distribution of a Blue Sky Memorandum

(including reasonable fees and expenses of counsel to the Underwriters related thereto); (i) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; provided, however, that the Underwriters will pay for fifty percent of the costs and expenses of any chartered flights in connection with the road show; (j) any costs and expenses associated with the Directed Unit Program (other than the selling concession payable to the DUP Manager) and (k) all other costs and expenses incident to the performance of the obligations of the Partnership and the Selling Unitholder under this Agreement; provided, however, that, except as provided in this Section 7 and in Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell, the expenses of advertising any offering of the Units made by the Underwriters and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units, and the Selling Unitholder shall pay the fees and expenses of its counsel, and any transfer taxes payable in connection with its sales of Units to the Underwriters.

8.                                      Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made, as of the Applicable Time, and on each Delivery Date, of the representations and warranties of the Partnership Parties and the Selling Unitholder contained herein, to the performance by the Partnership Parties and the Selling Unitholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i).  The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.  If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)                                 Corporate and Legal Matters. All partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership and the Selling Unitholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)                                  Partnership and Selling Unitholder’s Counsel Opinion. Each of the Partnership and the Selling Unitholder shall have requested and caused each of (i) Baker Botts L.L.P., counsel to the Partnership and the Selling Unitholder, and (ii) Buchanan Ingersoll

& Rooney PC, special Pennsylvania counsel to the Partnership and the Selling Unitholder, to have furnished to the Representatives its written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the forms attached hereto as Exhibit C-1 and C-2, respectively.

(d)                                 General Counsel’s Opinion. Lewis B. Gardner, the General Counsel of EQT, shall have furnished to the Representatives his legal opinion, dated such Delivery Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-3.

(e)                                  Underwriters’ Counsel Opinion. The Underwriters shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Pricing Disclosure Package and the Prospectus and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)                                   Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters dated the date hereof (i)  confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)                                  Bring-Down Letter. With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)                                 Officers’ Certificate. The General Partner shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer or an

Executive Vice President or Senior Vice President and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)                                     that the representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and the Partnership Parties have complied with all of their respective agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)                                  that no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the knowledge of such officers, threatened;

(iii)                               that they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, at the Effective Time, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Time, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv)                              to the effect of Section 8(j) (provided, however, that no representation with respect to the judgment of the Representatives need be made).

(i)                                     Selling Unitholder Certificate. The Selling Unitholder shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by an officer of the Selling Unitholder as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)                                     that the representations, warranties and agreements of the Selling Unitholder contained herein are true and correct on and as of such Delivery Date and that the Selling Unitholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date; and

(ii)                                  that the Selling Unitholder has examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, to its knowledge, (i) (A) the Registration Statement, at the Effective Time, (B) the Prospectus, as of its date and on the applicable Delivery Date, and (C) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (ii) since the Effective Time, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j)                                    No Material Change. Except as described in the most recent Preliminary Prospectus, (i) none of the EQGP Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) other than in connection with the Transactions, since such date there shall not have been any change in the membership interests, capital stock or long-term debt of the EQGP Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, equity and partners’ capital, properties, management, business or prospects of the EQGP Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)                                 No Material Market Disruption. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the NYSE, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership or EQM on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)                                     NYSE Listing. The NYSE shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(m)                             Lock-Up Agreements. The Lock-Up Agreements between the Representatives and the officers, directors and unitholders of the Partnership and General Partner set forth on Schedule II, delivered to the Representatives on or before the Initial Delivery Date, shall be in full force and effect on such Delivery Date.

(n)                                 Other Certificates. On or before each Delivery Date, the Partnership shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

(o)                                 The Transactions.  On or before the Initial Delivery Date, the Transactions shall have been consummated in accordance with the terms of the Transaction Documents.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.                                      Indemnification and Contribution.

(a)                           The Partnership Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Units as underwriters, and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 of the Securities Act) not constituting an Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made (with respect to any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus) not misleading and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described in subsection (c) of this Section 9.  This indemnity agreement will be in addition to any liability which any Partnership Party may otherwise have.

(b)                                 The Selling Unitholder agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Units as underwriters, and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or in any materials or information provided to investors by, or with the approval of, the Selling Unitholder in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 of the Securities Act) not constituting an Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made (with respect to any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus) not misleading and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Unitholder shall be liable in any such case only to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information concerning the Selling Unitholder furnished to the Partnership by or on behalf of the Selling Unitholder specifically for inclusion therein, which information consists solely of the information appearing in the Preliminary Prospectus and the Prospectus under the caption “Security Ownership of Management and Selling Unitholder.” The liability of the Selling Unitholder pursuant to this subsection (b) shall be limited to an amount equal to the aggregate net proceeds received by the Selling Unitholder, after deducting underwriting fees and commissions but before deducting expenses, from the offering of the Units purchased under this Agreement. This indemnity agreement will be in addition to any liability which the Selling Unitholder may otherwise have.

(c)                                  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties and the Selling Unitholder, each of the directors and officers of the General Partner who sign the Registration Statement, each of the managers and officers of the Selling Unitholder, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties and the Selling Unitholder to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership Parties and the Selling Unitholder acknowledge that the following statements set forth under the caption “Underwriting” in the Registration Statement (a) the sentences related to concessions and (b) the paragraphs related to stabilization and syndicate covering transactions in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(d)                                 Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (but in no event shall the indemnifying party bear the reasonable fees, costs and expenses of more than one such separate counsel (in addition to local counsel)) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  If the indemnifying party is obligated pursuant to this Section 9(d) to bear the reasonable fees, costs and expenses of one separate counsel for all of the indemnified parties, such indemnified parties shall not, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution is sought hereunder.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  In the event that the indemnity provided in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties, the Selling Unitholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which any Partnership Party, the Selling Unitholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties and the Selling Unitholder on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case in this Section 9(e) shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties, the Selling Unitholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties and the Selling Unitholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership Parties and the Selling Unitholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the Selling Unitholder, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties and the Selling Unitholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Partnership Parties, the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this subsection (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9(e), each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership and the Selling Unitholder within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this subsection (e). The Underwriters’ obligations to contribute as provided in this Section 9(e)(e) are several in proportion to their respective underwriting obligations and not joint.

(f)                                   The Partnership Parties and the Selling Unitholder jointly and severally agree to indemnify and hold harmless the Underwriters (including their affiliates, directors, officers and employees) and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“Underwriter Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Underwriter Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any Partnership Party or the Selling Unitholder for distribution by the DUP Manager to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant agreed to purchase from the DUP Manager, or (iii) is otherwise related to the Directed Unit Program; provided that neither the Partnership Parties nor the Selling Unitholder shall be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Underwriter Entities. The Partnership Parties and the Selling Unitholder shall reimburse the Underwriter Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

10.                               Defaulting Underwriters.

(a)                           If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.

(c)                                  If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Partnership or the Selling Unitholder, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 7 and except that the provisions of Section 9 shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership Parties or the Selling Unitholder or any non-defaulting Underwriter for damages caused by its default.

11.                               Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership and the Selling Unitholder prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 8(j) and (k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

12.                               Reimbursement of Underwriters’ Expenses.  If the sale of the Units provided for herein is not consummated (i) because any condition to the obligations of the Underwriters set forth in Section 8 hereof (other than Section 8(k)) is not satisfied, (ii) because of any termination of this Agreement pursuant to Section 8(k)(i)(B) hereof, or (iii) because of any refusal, inability or failure on the part of the EQGP Entities or the Selling Unitholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership and the Selling Unitholder will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership and the Selling Unitholder shall pay the full amount thereof to the Representatives.

13.                               Research Analyst Independence.  The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the Offering that differ from the views of their respective investment banking divisions.  The Partnership and the Selling Unitholder hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership or the Selling Unitholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership or the Selling Unitholder by such Underwriters’ investment banking divisions.  The Partnership and the Selling Unitholder acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.                               No Fiduciary Duty.  The Partnership and the Selling Unitholder acknowledge and agree that in connection with this Offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between the Partnership, Selling Unitholder and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to either the Partnership or the Selling Unitholder, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership and the Selling Unitholder, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership or Selling Unitholder shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership and the Selling Unitholder.  The Partnership and the Selling Unitholder hereby waive any claims that the Partnership or the Selling Unitholder may have against the Underwriters with respect to any breach of fiduciary duty in connection with this Offering.

15.                               Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                 if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 9(e), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and

(b)                                 if to the Selling Unitholder or a Partnership Party, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel (Fax: 412-553-5970).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Partnership and the Selling Unitholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

16.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties, the Selling Unitholder and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties and the Selling Unitholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and affiliates of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 14 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 9 of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement, the managers and officers of the Selling Unitholder and any person controlling the Partnership within the meaning of Section 14 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.                               Survival.  The respective indemnities, representations, warranties and agreements of the Partnership Parties, the Selling Unitholder and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18.                               Definition of the Terms “Affiliate” and “Subsidiary”.  For purposes of this Agreement, “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

19.                               Governing Law.  This Agreement, and any claim controversy or dispute relating to or arising under this Agreement, shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

20.                               Waiver of Jury Trial.  The Partnership Parties, the Selling Unitholder and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.                               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22.                               Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Partnership Parties, the Selling Unitholder and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

EQT GP HOLDINGS, LP

By:	EQT GP SERVICES, LLC, its
general partner

By:
Name:
Title:

EQT GP SERVICES, LLC

By:
Name:
Title:

EQT GATHERING HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Underwriting Agreement

Accepted:

BARCLAYS CAPITAL INC.
GOLDMAN, SACHS & CO.,

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By BARCLAYS CAPITAL INC.

By:
Authorized Representative

By GOLDMAN, SACHS & CO.

By:
Authorized Representative

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Deutche Bank Securities Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
Ladenburg Thalmann & Co. Inc.
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PNC Capital Markets LLC
BNP Paribas Securities Corp.
Mitsubishi UFJ Securities (USA), Inc.
U.S. Capital Advisors LLC
Oppenheimer & Co. Inc.
SunTrust Robinson Humphrey, Inc.
Total

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

David L. Porges

Philip P. Conti

Lewis B. Gardner

Steven T. Schlotterbeck

Stephen A. Thorington

Theresa Z. Bone

EQT Gathering Holdings, LLC

EQT GP Corporation

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES — ROAD SHOW MATERIALS

Insert list of certain “road show” materials

SCHEDULE IV

INFORMATION INCLUDED IN THE PRICING DISCLOSURE PACKAGE

Public offering price: $         per Common Unit

Number of Firm Units offered to the public:

Number of Option Units offered to the public:

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

May      , 2015

BARCLAYS CAPITAL INC.
GOLDMAN, SACHS & CO.

As Representatives of the several Underwriters,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019,

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among EQT Gathering Holdings, LLC, a Delaware limited liability company (the “Selling Unitholder”), EQT GP Holdings, LP (the “Partnership”), EQT GP Services, LLC (the “General Partner”) and each of you as representatives of a group of Underwriters named therein (the “Representatives”), relating to the initial public offering (the “Offering”) of            common units representing limited partner interests in the Partnership (the “Common Units”). Capitalized terms used but not defined herein shall have the meanings given to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) offer, pledge, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be likely to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) any Common Units or securities convertible into, or exercisable, or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible, exercisable or exchangeable for Common Units (other than the Units and securities issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the Initial Delivery Date or pursuant to director awards); (ii) file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any other Common Units of the Partnership or any securities convertible into, or exercisable, or exchangeable for Common Units; or (iii) publicly announce an intention to effect any such foregoing transaction, other than (a) Common Units disposed of as bona fide gifts, provided that the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (b)

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dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) as required or permitted by the Partnership’s benefit plans to reimburse or pay income tax in connection with the vesting of options, rights or warrants. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned. [If the undersigned is a director or executive officer of the General Partner, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any Reserved Units the undersigned may purchase pursuant to the Directed Unit Program in the Offering.](1)

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-up Period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of the material event, unless each of the Representatives waives, in writing, such extension.  The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If for any reason the Underwriting Agreement shall be terminated prior to the Initial Delivery Date (as defined in the Underwriting Agreement), this Lock-Up Agreement shall likewise be terminated.

[Signature page follows]

(1)  To be included for lock-up agreements of directors and officers of the General Partner.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Yours very truly,

By:
Name:
Title:

EXHIBIT B

FORM OF PRESS RELEASE

EQT GP Holdings, LP

[Insert Date]

EQT GP Holdings, LP, a Delaware limited partnership, (the “Partnership”) announced today that Barclays Capital Inc. and Goldman, Sachs & Co., the lead book-running managers in the recent public sale by EQT Gathering Holdings, LLC, a Delaware limited liability company, of           common units representing limited partner interests in the Partnership are [waiving] [releasing] a lock-up restriction with respect to           of the Partnership’s common units held by [certain officers or directors] [an officer or director] of the general partner of the Partnership. The [waiver] [release] will take effect on [insert date], and the units may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C-1

FORM OF OPINION OF BAKER BOTTS L.L.P.

[To come]

EXHIBIT C-2

FORM OF OPINION OF BUCHANAN INGERSOLL & ROONEY PC

[To come]

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EXHIBIT C-3

FORM OF OPINION OF THE GENERAL COUNSEL

[To come]